Exhibit s

POWERS OF ATTORNEY

Execution Version

POWER OF ATTORNEY

The undersigned, Enrique Vila del Corral, Carlos J. Nido, Gabriel Pagán Pedrero, Luis M. Pellot-González, Clotilde Pérez and Jorge I. Vallejo, Directors of Puerto Rico Investors Tax-Free Fund, Inc., Puerto Rico Investors Tax-Free Fund, Inc. II, Puerto Rico Investors Tax-Free Fund III, Inc., Puerto Rico Investors Tax-Free Fund IV, Inc., Puerto Rico Investors Tax-Free Fund V, Inc., Puerto Rico Investors Tax-Free Fund VI, Inc. and Puerto Rico Investors Tax-Exempt Bond Fund I (the “Fund”), hereby authorize Luis Aníbal Avilés and Javier Rubio Flores and Leslie Highley, Jr., or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-2, filed for the Fund or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Fund or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 4th day of March, 2021.

Signature	Title	Signature	Title

/S/ CARLOS J. NIDO Carlos J. Nido	Director	/S/ GABRIEL PAGÁN PEDRERO Gabriel Pagán Pedrero	Director

/S/ LUIS M. PELLOT-GONZÁLEZ Luis M. Pellot-González	Director	/S/ CLOTILDE PÉREZ Clotilde Pérez	Director

/S/ JORGE I. VALLEJO Jorge I. Vallejo	Director	/S/ ENRIQUE VILA DEL CORRAL Enrique Vila del Corral	Director